Exhibit 99.2

FIRST AMENDMENT

TO

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

2010 INDUCEMENT STOCK PLAN

A. The Boston Private Financial Holdings, Inc. 2010 Inducement Stock Plan (the “Plan”) is hereby amended by deleting the first sentence of Section 3(a) and substituting therefore the following:

“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 600,000 shares.”

B. The effective date of this First Amendment shall be July 31, 2010.

C. Except as amended herein, the Plan is confirmed in all other respects.